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                                 EXHIBIT 23.12



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                                                                   EXHIBIT 23.12



                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of Vornado Realty Trust on Form S-4 of our report dated March 7, 1997 (October 3, 1997 as to Note 10) on the consolidated financial statements of URS Logistics, Inc. for the year ended December 31, 1996, included in the Current Report on Form 8-K of Vornado Realty Trust dated September 22, 1997, and to the reference to us under the heading 'Experts' in the Proxy Statement/Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP


Atlanta, Georgia
October 21, 1997